UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 21, 2018

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2018 at 10:00 a.m., local time, AmTrust Financial Services, Inc. (“AmTrust” or the “Company”) reconvened a special meeting of its stockholders (the “Special Meeting”) to vote on the adoption of the Agreement and Plan of Merger, dated as of March 1, 2018 (the “Original Merger Agreement”), as amended by that certain amendment (the “Amendment”) to the Original Merger Agreement, dated as of June 6, 2018 (as amended, the “Merger Agreement”), by and among Evergreen Parent, L.P., a Delaware limited partnership (“Parent”), Evergreen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and AmTrust. The Special Meeting was previously adjourned from its originally scheduled date of June 4, 2018.

The Merger Agreement and the transactions contemplated thereby are described in more detail in the definitive proxy statement, dated May 4, 2018, filed by AmTrust on May 4, 2018, as amended by the first supplement to the definitive proxy statement, dated May 24, 2018, filed by AmTrust on May 24, 2018, and the second supplement to the definitive proxy statement, dated June 11, 2018, filed by AmTrust on June 11, 2018.

Adoption of the Merger Agreement required the affirmative vote of (1) the holders of at least a majority of all outstanding shares of common stock of the Company, and (2) the holders of at least a majority of the outstanding shares of common stock of the Company other than Parent and its affiliates, the rollover stockholders (including each “immediate family member” (as such term is defined in Item 404 of Regulation S-K) of each rollover stockholder, and any trust or other entity in which any rollover stockholder or any such immediate family member holds, beneficially or otherwise, a material voting, proprietary, equity or other financial interest) and certain executive officers and directors (such stockholders, the “Public Stockholders”). As of April 5, 2018, the record date for the Special Meeting, there were 196,355,229 shares of common stock of the Company entitled to vote at the Special Meeting, including 81,803,695 shares of common stock of the Company held by the Public Stockholders.

The proposal to adopt the Merger Agreement was approved by the requisite votes of AmTrust stockholders (including the Public Stockholders) (79.8%) and the Public Stockholders (67.4%).

The total number of shares of the Company’s common stock entitled to vote and voted on the adoption of the Merger Agreement were as follows:

For	Against	Abstain
156,673,970	6,147,523	6,343,790

The total number of shares of the Company’s common stock held by the Public Stockholders entitled to vote and voted on the adoption of the Merger Agreement were as follows:

For	Against	Abstain
55,116,675	6,147,523	6,343,790

A second proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, was not needed.

Item 8.01	Other Events.

On June 21, 2018, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 21, 2018, issued by AmTrust Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	June 21, 2018

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary